77Q1(e)i

Quaker Investment Trust ("Registrant")
Form N-SAR for the Six Months Ended June 30, 2009

Sub-Item 77Q1(e)i: Amendments to Advisory Agreement between the Registrant and the Adviser

Submission of Amendment to the Investment Advisory Agreement between the Registrant and QFI, dated February 19, 2009, is incorporated by reference to item (d)(4) of Post-Effective Amendment No. 45 to the Registration Statement filed on Form N-1A on April 2, 2009.